Exhibit 10.1
UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

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In the Matter of	)	Order No.:
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)
United Community Financial Corp	)	Effective Date:
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Youngstown, Ohio	)
OTS Docket No. H3075)
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ORDER TO CEASE AND DESIST
     WHEREAS, UNITED COMMUNITY FINANCIAL CORP, Youngstown, Ohio, OTS Docket No. H3075 (Company), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation); and
     WHEREAS, the Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and
     WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.
     NOW, THEREFORE, IT IS ORDERED that:
Operations.
     1. As of the Effective Date of this Order, the Company shall not incur nor increase its debt position without prior notice and approval by the Regional Director.

     2. Within forty-five (45) days of the Effective Date the Company shall submit a debt reduction plan to the Regional Director for approval. The debt reduction plan shall include, but not be limited to, realistic plans to reduce the outstanding debt obligations of the Company in a timely manner. Following Regional Director’s approval the Board shall immediately implement the debt reduction plan.
     3. As of the Effective Date of this Order, the Company shall not repurchase any Company Stock, without the prior written approval of the Regional Director.
     4. The Company shall not pay any dividends, without the prior written approval of the Regional Director.
Changes to Board or Management.
     5. The Company must notify the Regional Director of the proposed addition of any individual to its board of directors or the employment of any individual as a senior executive officer or changing of responsibilities of any senior executive officer at least 30 days before such addition or employment or change becomes effective, as required by 12 C.F.R. § 563.560(a)(2) and 12 U.S.C. § 1831i.
Golden Parachute Payments.
     6. The Company is restricted from making any “golden parachute payment” (including severance payments and agreements relating thereto), within the meaning and subject to the restrictions of 12 U.S.C. § 1828(k) and 12 C.F.R. Part 359, except as may be permitted under the above-mentioned statute and regulation.
Effective Date, Incorporation of Stipulation.
     7. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.
     8. This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.
Time Calculations.
     9. (a) Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted; and
         (b) The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.
Submissions and Notices.
     10. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:
(a)	To OTS:

Thomas A. Barnes, Regional Director

Office of Thrift Supervision, U.S. Department of the Treasury

1 South Wacker Drive, Suite 2000

Chicago, Illinois 60606

Facsimile: (312) 917-5002

(b)	To Company:

Douglas M. McKay, COB

United Community Financial Corp

275 Federal Plaza West

Youngstown, Ohio 44503

Facsimile: (330) 742-0532
No Violations Authorized.
     11. Nothing in this Order or the Stipulation shall be construed as allowing the Company, its Board, officers or employees to violate any law, rule, or regulation.
IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By:
Thomas A. Barnes
Regional Director, Central Region

Date: See Effective Date on page 1